Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-195675 on Form S-3 of our reports dated March 2, 2015, relating to the financial statements of ETFS Precious Metals Basket Trust, and the effectiveness of ETFS Precious Metals Basket Trust’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of ETFS Precious Metals Basket Trust for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 2, 2015